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                                                                    EXHIBIT 23.3


                         Consent of Darby & Darby P.C.
                         -----------------------------


We consent to the reference to our firm under the caption "EXPERTS" concerning the sections "Risk Factors--We depend upon intellectual property rights and risk having our rights infringed" and "Business--Intellectual Property and Trade Secrets" in the Registration Statement (Form S-1, No. 333-72685) and the related Prospectus of musicmaker.com, Inc. (formerly the Music Connection Corporation), dated February 19, 1999 and as amended April 12, 1999, June 15, 1999, June 22, 1999, June 25, 1999 and July 1, 1999.



New York, New York                         /s/ Darby & Darby P.C.

July 1, 1999                                   July 1, 1999